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                                         EXHIBIT INDEX

Exhibit
Number                       Exhibit
-------            -----------------------------------------

  12 Statement re Sun Company, Inc. and Subsidiaries Computation of Ratio of Earnings to Fixed Charges for the Six-Month Period Ended June 30, 1997.

  27               Article 5 of Regulation S-X, Financial Data Schedule.